SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          June 18, 1999

                           Triple S Plastics, Inc.
           (Exact name of registrant as specified in its charter)

         Michigan                 0-23474             38-1895876
State or other jurisdiction     (Commission         (IRS Employer
     of incorporation)          File Number)      Identification No.)

     14320 Portage Road, Vicksburg, Michigan        49097
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:     (616)649-0545
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       (Former name or former address, if changed since last report.)


ITEM 5.   OTHER EVENTS

     On June 18, 1999 Triple S Plastics, Inc. announced that it will close its Tucson, Arizona facility and transfer the machinery and equipment to its new facility in Ft. Worth, Texas and other locations in Michigan. The Company is planning on completing this transition by July 31, 1999. Furthermore, the Company has indicated its intent to make its former Victor Plastics facility, located in Vicksburg, Michigan, available for sale.

     The Company expects to record a one-time after-tax charge of $840,000 in its first quarter ending June 30, 1999 to reflect the cost of closing the Tucson facility and disposition of the former Victor Plastics facility. The expenses for these actions are expected to be complete by the end of the current fiscal year.

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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Triple S Plastics, Inc.
                                      (Registrant)

Date:  __June 24,1999____             By:  __A. Christian Schauer______
                                           A. Christian Schauer
                                           Chief Executive Officer